Exhibit 99

                                Press Release






















                             PRESS RELEASE



                              Contact:       Donald Fleming
                                             Senior Vice President
June 13, 2002                 Contact #:     (718) 556-6517


ANNOUNCEMENT:   STATEN ISLAND BANCORP, INC.
                APPOINTS NEW AUDITORS


STATEN ISLAND, NEW YORK - (NYSE: SIB), Staten Island Bancorp,
Inc. (the "Company") announced today that its Board of Directors, based on a recommendation from its Audit
Committee, has appointed PricewaterhouseCoopers LLP as the Company's independent auditors to replace Arthur Andersen
LLP.

The decision to change auditors was not the result of any disagreement between the Company and Arthur Andersen on any matter of accounting principles or practice, financial statement disclosure, or auditing scope or procedure.

Staten Island Bancorp, Inc. is the holding company for SI Bank & Trust. SI Bank & Trust was chartered in 1864 and currently operates 17 full service branches and three limited service branches on Staten Island, New York, and two full service branches in Brooklyn, New York; two full service branches in Monmouth County, four full service branches in Union County, three full service branches in Middlesex County and six full service branches in Ocean County, New Jersey. SI Bank & Trust also operates SIB Mortgage Corp., a wholly owned subsidiary of SI Bank & Trust, which conducts business under the name Ivy Mortgage and has offices in 42 states. On March 31 2002, Staten Island Bancorp had $6.2 billion of total assets and $549.4 million of total stockholders' equity.